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                                EXHIBIT 24.1


                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints Stanley L. Swanson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, acting alone, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to the Registration Statement of Fresh'n Lite, Inc. on Form SB-2 under the Securities Act of 1933, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.


        SIGNATURE                  TITLE                    DATE

/s/ EDWARD DMYTRYK
---------------------------       Director              June 29, 1998
       Edward Dmytryk




/s/ ROBERT LILLY
---------------------------       Director              June 29, 1998
        Robert Lilly




/s/ HENRY LEONARD
---------------------------       Director              June 29, 1998
       Henry Leonard